SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                              February 14, 2001

                                Date of Report
                      (Date of Earliest Event Reported)

                              Medi-Hut Co., Inc.
                            ----------------------
            (Exact name of registrant as specified in its charter)

     Delaware                      000-27119                 222-436-721
(State of incorporation)         (Commission                (IRS Employer
                                 File Number)             Identification No.)


                           1935 Swarthmore Avenue
                          Lakewood, New Jersey 08701
                                (732) 901-0606
        (Address of principal executive offices and telephone number)


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ITEM 5:  OTHER EVENTS

     On February 14, 2001 we received notice that Medi-Hut International (Mfg) Co., Ltd. ("Medi-Hut International") received Korean government approval and registration. Notice of this registration appeared in the daily newspaper in Daejun as required by Korean law. In November 2000 we entered into a joint venture with COA International Industries, Inc. to establish a syringe production facility located in the Republic of Korea. The parties agreed to form Medi-Hut International as a Korean company to manage the production facility and Medi-Hut has a 44% interest in the entity. Management believes we will have better control over the manufacture and distribution of the Elite Safety Syringe if we have an ownership interest in the manufacturing facility.

     Included in the Korean registration is not only certification for safety syringe production but also certification for manufacturing of standard disposable syringes, authority for retail sales in the Korean market, authorization for import and export of the syringes and authority to manufacture assembly machines. This new Korean facility will allow us to start production of our 3cc Elite Safety Syringe by the end of March 2001. We intend to begin work on the molds for our 5cc Elite Safety Syringe. We will continue to have our 1cc safety syringe produced at the Sam Woo facility.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Medi-Hut Co., Inc.


By: /s/ Joseph Sanpietro                               2/15/01
    _______________________________________    Date: _______________________
    Joseph Sanpietro, President and Director